EXHIBIT 99.1
ATHEROGENICS, INC.
(Debtor-in-Possession)
BALANCE SHEET
May 31, 2009
(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$46,570,341
Prepaid expenses	185,999
Interest receivable and other current assets	11,602

Total current assets	46,767,942

Equipment and leasehold improvements, net of accumulated depreciation and amortization	—

Total assets	$46,767,942

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$211,717
Accrued professional fees	278,676
Accrued and other liabilities	12,163

Total current liabilities not subject to compromise	502,556

Prepetition liabilities	306,890,836

Shareholders’ deficit
Common stock	219,855,598
Warrants	598,173
Accumulated deficit	(481,079,221)

Total shareholders’ deficit	(260,625,450)

Total liabilities and shareholders’ deficit	$46,767,942

ATHEROGENICS, INC.
(Debtor-in-Possession)
STATEMENT OF OPERATIONS
For the month ended May 31, 2009
(Unaudited)

Revenues	$—

Operating expenses:
Research and development	—
General and administrative	86,693

Total operating expenses	86,693

Net loss before reorganization items	(86,693)

Reorganization items, net	(277,624)

Net loss	$(364,317)

Net loss per share — basic and diluted	$(0.01)

Weighted average shares outstanding — basic and diluted	39,518,492